Exhibit 99.1

Immediate Release
Investor Contact:	Valda Colbart, 419-784-2759, rfcinv@rurban.net

RURBAN FINANCIAL CORP. REPORTS
YEAR-END 2009 FINANCIAL RESULTS

DEFIANCE, Ohio, January 27, 2010 — Rurban Financial Corp. (NASDAQ: RBNF), a leading provider of full-service community banking, investment management, trust services and bank data and item processing, reported 2009 earnings of $382 thousand, or $0.07 per diluted share, a decrease from the $5.22 million, or $1.06 per diluted share, reported in 2008.  The year-to-date earnings were impacted by an increased provision for loan loss reserve of $5.1 million compared to the 2008 provision, increased FDIC insurance assessments of $1.1 million over the prior year, $897 thousand in legal and accounting fees associated with the contemplated RDSI spin-off and the related merger of RDSI with New Core Banking Systems, $1.0 million in accelerated depreciation at RDSI and $875 thousand in expenses incurred at RDSI to ramp-up for converting client banks to the Single Source™ system.  Partially offsetting these extraordinary costs were gains from the sale of securities of $960 thousand.  The net after-tax impact of these identified items was $5.3 million.

The fourth quarter 2009 earnings were a loss of $1.88 million, or $0.39 per diluted share, compared to fourth quarter 2008 earnings of $1.33 million, or $0.27 per diluted share. The quarterly results have been impacted by an increased provision for loan loss reserve of $3.4 million, compared to the 2008 fourth quarter provision, an increase in FDIC insurance expense of $542 thousand over the prior-year quarter, $486 thousand in legal and accounting fees associated with the contemplated RDSI spin-off and the related merger of RDSI with New Core Banking Systems, $659 thousand in additional accelerated depreciation at RDSI and $442 thousand in expenses incurred at RDSI to ramp-up for converting client banks to the Single Source™ system.  Offsetting these cost were gains from the sale of securities of $483 thousand recognized in the fourth quarter.  The net after-tax impact of these items was $3.3 million for the fourth quarter.

Highlights of fourth quarter 2009 include:

•
While late in impacting Rurban Financial Corp., the commercial real estate and general credit effects of the economic downturn have adversely affected results for the fourth quarter of 2009 and the full-year results.  The build-up in the Allowance for the Loan Losses was increased as $3.5 million was added in the fourth quarter and $5.7 million was added for the year.  Charge-offs increased to $2.5 million in the fourth quarter and $3.8 million for 2009 from $764 thousand for 2008.  The Company also experienced an increase in non-performing assets moving to 3.02 percent of total assets.

•
Included within The State Bank and Trust Company’s (“State Bank”) $3.5 million in provision for loan losses discussed above, was a provision for a $1.15 million loss recorded due to mortgage fraud with an external title insurance company.  State Bank plans to pursue aggressive litigation against the principal involved, the local title insurance company, and a national title company for recovery of the fraud loss.

•
Rurban continued to pay a dividend to their shareholders during the past two years, while many banks eliminated dividends.  The Board of Directors has elected to suspend its quarterly dividend and will assess the economic recovery and its impact on Rurban on a quarterly basis going forward.

•
During the fourth quarter, State Bank identified approximately $1.2 million in annualized expense reductions and began execution of actions to effect those reductions.  The majority of these reductions will be realized immediately, while the rest will be realized within the first six months of 2010.

•
RDSI filed the necessary initial Form 10 Registration Statement with the SEC on December 31, 2009 relative to the planned spin-off from Rurban Financial Corp.  Management remains optimistic as a significant number of RDSI client banks continue to examine the core software package and give consideration to signing a contract utilizing the new Single Source™ software.  RDSI has received 11 Letters of Intent from its client banks as of December 31, 2009 to convert to the new software.  New Core Banking Systems likewise, continues to market the software with five signed contracts as of December 31, 2009.

Kenneth A. Joyce, Executive Vice Chairman of Rurban Financial Corp., stated, “The banking environment has obviously been adversely affected by the economic environment and Rurban’s banking segment, The State Bank and Trust Company, is not immune to economic conditions.  Unemployment rates in our market areas range from nearly 9 percent in Columbus to over 14 percent in several of the northwest Ohio counties in which we operate. The inevitable impact has been seen in an increase in residential and commercial real estate foreclosures and declines in both residential and commercial real estate values. We have aggressively addressed these issues by increasing our reserves and charging off unrecoverable loan or asset values.  I would expect to see these asset trends continue at least within the first and second quarter of 2010.  The positive news is that we have been able to absorb the losses within our earnings, a position I have previously stated.

Recognizing the reduction in revenue at the Holding Company level occurring with the spin-off of RDSI, we have carefully reviewed the expenses at State Bank and initiated an aggressive expense reduction plan, which should capture about $1.2 million in pretax expense savings.

Looking forward past the asset issues, which we believe are short-term, State Bank is well-positioned to move forward. The net interest margin is 4 percent at the banking level and we have positioned the balance sheet to benefit from future increases in interest rates. Profitability, once past the asset issues, should be strong given the current level of earnings, a return to “normal” loan loss provision, and the benefits of the recent expense reductions being recognized.

We share our investors certain disappointment that we have suspended the dividend payments. However, it is important to take a longer view and preserve capital as we work through the known credit issues and monitor any pending or threatening credit issues.  However, that assumes we have identified the major credit issues and wash them out over the next two quarters.  Uncertainty continues as the economic climate is a major controlling element of asset quality.

We can control some elements and we need to be prudent in our future planning, which we have always taken pains to do, and to be transparent to our shareholders.  It is our anticipation that the banking industry as a whole will return to a measure of normalcy in 2010.  By keeping control on expenditures and aggressively addressing our asset issues, we believe we will see the impact of these efforts.  Each step we take is with the end result and our shareholders in mind.”

FOURTH QUARTER RESULTS

Earnings:	Fourth Quarter Ended December 31
(Dollars in thousands except per share data)	2009	2008
Net interest income	$5,285	$4,830
Non-interest income	7,174	6,755
Revenue	12,459	11,585
Provision for loan losses	3,546	138
Non-interest expense	12,096	9,566
Net income (loss)	(1,884)	1,328
Diluted EPS	$(0.39)	$0.27

Net interest income increased to $5.29 million for the quarter, compared to $4.83 million for the fourth quarter of 2008.  This 9.4 percent increase is partially due to the National Bank of Montpelier acquisition, as only 31 days of operation were included in the 2008 results.  The acquisition also helped increased total average earning assets to $577 million in the fourth quarter 2009, compared to $519 million in 2008 fourth quarter.  It is also noted that the 2008 quarter included $275,000 in interest collected on non-accrual loans that were resolved.  Counter to this 2008 entry was approximately $100 thousand in interest reversals as loans were moved to non-accrual status in the fourth quarter of 2009.

Non-interest income increased to $7.17 million for 2009, compared to $6.76 million for 2008.  Increase in mortgage production provided a $466 thousand increase in Gain-on-Sale of loans, compared to the fourth quarter of 2008.  The Company elected to move the balance sheet to a more asset-sensitive position by selling securities which generated $483 thousand of gains during the quarter.  Offsetting these increases was an $880 thousand decrease in data servicing fees associated with RDSI.  This decrease was mainly attributable to the seven client banks that left RDSI during the fourth quarter, and the loss of the largest RDSI client bank in July of 2009.

Non-interest expense for the 2009 fourth quarter totaled $12.1 million, compared to $9.6 million for the fourth quarter of 2008, and $11.5 million for the linked quarter.  Approximately $388 thousand is attributable to the core operating expenses related to the December 2008 acquisition of National Bank of Montpelier and its Williams County Banking Centers.  Also contributing to the increase, was the aforementioned increase in legal and accounting fees associated with the planned spin-off of RDSI of $486 thousand, accelerated depreciation of the ITI software and hardware used at RDSI of $659 thousand, and expenses incurred at RDSI for ramp-up for converting clients to the Single Source™ system totaling $442 thousand.  Mortgage banking expenses increased by $537 thousand for the fourth quarter 2009 compared to the fourth quarter 2008.

2009 FINANCIAL RESULTS

Earnings:	Year Ended December 31
(Dollars in thousands except per share data)	2009	2008
Net interest income	$20,999	$17,528
Non-interest income	29,595	28,061
Total revenue	50,594	45,589
Provision for loan losses	5,738	690
Non-interest expense	45,133	37,557
Net income	382	5,217
Diluted EPS	$0.07	$1.06

Net interest income was $21.0 million for 2009, compared to $17.5 million for 2008, an increase of 19.8 percent, which primarily resulted from the increase in average earning assets of $58.6 million.  State Bank has also been actively managing the balance sheet, which has aided in the rapid decrease in cost of funds during the past twelve months.  The consolidated 2009, or full year margin improved 17 basis points to 3.97 percent for 2009, compared to 3.80 percent for 2008.  With the cost of funding being close to historic lows, the Company will focus considerable efforts on the asset side of the balance sheet in 2010.

Non-interest income was $29.6 million for 2009, compared to $28.1 million for 2008, representing a $1.53 million, or 5.47 percent, increase year-over-year.  This increase was driven by a $2.6 million increase in Gain-on-Sale of Loans from Mortgage Banking operation and a $960 thousand increase in Gain-on-Sale of Securities.  The increase in Gain-on-Sale of Loans was driven by sold Mortgage Loan production of $213 million in 2009, compared to only $38 million in 2008.  The increase in Gain-on-Sale of Securities is due to repositioning the balance sheet at State Bank to become more asset-sensitive as long-term investments were liquidated for a gain.  Offsetting these increases were decreases of $1.3 million and $573 thousand in Data Servicing Fees and Trust Fees, respectively.  The decrease in Data Servicing Fees was attributable to loss of client banks.  The continued decline in the equity markets has negatively impacted trust fees, which are generally calculated on invested balances.

Non-interest expense increased to $45.1 million for 2009, compared to $37.6 million for 2008.  The acquisition of National Bank of Montpelier contributed approximately $1.7 million of this increase and the growth in Mortgage Banking increased operating expenses by $2.4 million year-over-year.  Also contributing to the increase, was the aforementioned increase in legal and accounting fees associated with the planned spin-off of RDSI of $897 thousand, accelerated depreciation of the ITI software and hardware used at RDSI of $1.0 million, and expenses incurred at RDSI for ramp-up for converting clients to the Single Source™ system totaling $875 thousand.

CONSOLIDATED BALANCE SHEET

Total assets at December 31, 2009 were $673.0 million, compared to $657.6 million at December 31, 2008.  Loans (excluding loans held for sale) were $452.6 million at December 31, 2009, compared to $450.1 million at December 31, 2008.  Total deposits were $491.2 million at year-end 2009, compared to $484.2 million at December 31, 2008.  Non-interest bearing deposits at December 31, 2009 were $57.2 million, compared to $52.2 million at December 31, 2008.  Total shareholders’ equity was $61.7 million at year-end 2009, virtually unchanged from the prior year-end.

BANK OPERATING RESULTS

Mr. Joyce commented, “While State Bank works to stabilize its asset quality, the outlook for the industry as a whole continues to indicate a struggle with many challenges to overcome.  Unfortunately, there is no “quick cure” for this economic climate, and it will take 2010, or potentially longer, to recover, assuming there is an accompanying economic recovery.  We are hopeful, but we need to remain realistic and cautious. Despite what Wall Street is saying, the future level of non-performing assets will be largely dependent on the recovery of the economy in general.”

Net income for the Banking Segment was $2.0 million for 2009, compared with $4.5 million reported for the prior fiscal year.

Total loans were $452.5 million at December 31, 2009.  Commercial loans were the only category that had significant growth during 2009, up $17.2 million, or 5.95 percent, to $306.0 million.  Offsetting this increase was a decrease in Residential Portfolio loans of $14.9 million, or 13.8 percent caused by heavy refinancing during 2009.  The Serviced Residential Mortgage Portfolio now exceeds $200 million as of year-end, and provides for a relatively significant annuity earnings stream going forward.

Total deposits at December 31, 2009 were $491.2 million, compared to $484.2 million at December 31, 2008.  The cost of deposits dropped to 1.12 percent for the fourth quarter 2009, compared to the year-ago quarter of 2.00 percent.  “This reduction in funding cost is attributable to the successful management of the balance sheet to a liability-sensitive position that took advantage of falling interest rates throughout 2008.  We are now focusing on extending our liabilities and shortening the duration of assets to become more “asset-sensitive” to position our balance sheet for increasing interest rates,” commented Mr. Joyce.  “Our balance sheet management has been very successful as our net interest margin continues to hover around 4.00 percent at the bank level.  Our acquisitions over the past 3 years and resulting liquidity improvement have made it possible to price our deposits downward more aggressively than our competition,” continued Joyce.  State Bank’s deposit mix continues to shift toward core transaction deposits (DDA, NOW, SAV & MMA), which accounted for 55.9 percent of total deposits for 2009, compared with 49.9 percent at prior year-end.

ASSET QUALITY

Provision for Loan Losses were $5.7 million in 2009, compared to $690 thousand in 2008.  The 2009 fourth quarter provision for loan losses was $3.5 million, compared to $138 thousand for the year-ago quarter.  For 2009, the net charge-offs totaled $3.8 million, or 0.84 percent of average loans.

(Dollars in thousands except percent data)

ASSET QUALITY	4Q 2009	3Q 2009	4Q 2008
Net charge-offs	$2,547	$837	$280
Net charge-offs to avg. loans (Annualized)	2.19%	0.73%	0.27%
Non-performing loans	$18,543	$9,646	$5,178
OREO + OAO	$1,775	$1,748	$1,409
Non-performing assets (NPA’s)	$20,319	$11,394	$6,587
NPA / Total assets	3.02%	1.69%	1.00%
Allowance for loan losses	$7,030	$5,934	$5,020
Allowance for loan losses / Loans	1.55%	1.32%	1.12%

Non-performing assets (loans + OREO + OAO) were $20.3 million, or 3.02 percent, of total assets at December 31, 2009, an increase of $8.9 million from the linked quarter.  In addition to the above mentioned non-performers, total restructured loan balances declined to $1.4 million for the fourth quarter, compared to $6.9 million reported last quarter. Approximately $5.8 million of previous quarters reported Troubled Debt Restructured loans deteriorated to Non-Performing Assets during the quarter.  Excluding the Troubled Debt Restructured loans, there was only one large $3.3 million Commercial Real Estate credit that was added to the non-performing loan category during the quarter.  Delinquency trends continue to remain steady at 3.77 percent, including all non-performing assets.

RDSI RESULTS

Revenue for the Data and Item Processing segment was $20.3 million, down $1.3 million compared to the $21.6 million reported for year-end 2008.  For the fourth quarter, revenue totaled $4.5 million compared to the linked quarter of $5.2 million.  Operating expenses totaled $18.9 million in 2009, compared to $17.3 million in 2008, reflecting a $1.6 million, or 9.4 percent increase.  This increase is related to the accelerated depreciation of the ITI software and hardware and expenses incurred at RDSI for the ramp-up to convert clients to the Single Source™ system.  RDSI continues to provide data and item processing services to a total of 110 community banks at year-end 2009.

Net Income for the 2009 fiscal year was $875 thousand, compared to $2.82 million for the 2008 fiscal year.  “RDSI’s planned acquisition of intellectual property, by signing the Merger Agreement with New Core Banking Systems for the contemplated merger, will position the Company for 2010, and the years ahead.  As previously stated, we expect 2010 to be a very challenging year for RDSI from an earnings perspective; however, the excitement in the market for this new product continues to grow,” said Mr. Joyce.

Mr. Joyce concluded, “RDSI has always prided itself in providing outstanding customer service and value and delivering on that promise.  These factors were certainly instrumental in RDSI reaching an agreement to partner, and ultimately merge with, New Core Banking Systems, which prides itself on product development and sales.  We are excited about the opportunities that New Core and its Single Source™ software provides.  We have filed an initial Form 10 Registration Statement with the SEC and continue to move forward in contemplation of a spin-off of RDSI and merger with New Core.”

ABOUT RURBAN FINANCIAL CORP.

Rurban Financial Corp. is a publicly-held financial services holding company based in Defiance, Ohio.  Rurban’s wholly-owned subsidiaries are The State Bank and Trust Company, including Reliance Financial Services and RDSI Banking Systems (RDSI), including DCM.  The State Bank and Trust Company offers financial services through its 19 banking centers in Allen, Defiance, Fulton, Lucas, Paulding, Williams and Wood Counties, Ohio and Allen County, Indiana and a Loan Production Office in Franklin County, Ohio.  Reliance Financial Services, a division of the Bank, offers a diversified array of trust and financial services to customers throughout the Midwest.  RDSI and DCM provide data and item processing services to community banks in Arkansas, Illinois, Indiana, Kansas, Michigan, Missouri, Nebraska, Nevada, Ohio and Wisconsin.  Rurban’s common stock is quoted on the NASDAQ Global Market under the symbol RBNF.  The Company currently has 10,000,000 shares of stock authorized and 4,861,779 shares outstanding.  The Company's website is http://www.rurbanfinancial.net.

FORWARD-LOOKING STATEMENTS

Certain statements within this document, which are not statements of historical fact, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements involve risks and uncertainties and actual results may differ materially from those predicted by the forward-looking statements.  These risks and uncertainties include, but are not limited to, risks and uncertainties inherent in the national and regional banking, insurance and mortgage industries, competitive factors specific to markets in which Rurban and its subsidiaries operate, future interest rate levels, legislative and regulatory actions, capital market conditions, general economic conditions, geopolitical events, the loss of key personnel and other factors.

Forward-looking statements speak only as of the date on which they are made, and Rurban undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made except as required by law.  All subsequent written and oral forward-looking statements attributable to Rurban or any person acting on our behalf are qualified by these cautionary statements.

ADDITIONAL INFORMATION

RDSI filed an initial Form 10 Registration Statement with the SEC on December 31, 2009.  The Form 10 Registration Statement, including the information statement/proxy statement filed as Exhibit 99.1 thereto, contains important information about Rurban, RDSI, New Core and the contemplated spin-off of RDSI from Rurban and the merger of RDSI and New Core.  WE URGE INVESTORS AND RURBAN AND NEW CORE SHAREHOLDERS TO READ CAREFULLY THE FORM 10 REGISTRATION STATEMENT, THE INFORMATION STATEMENT/PROXY STATEMENT INCLUDED AS EXHIBIT 99.1 THERETO, AND ANY AND ALL OTHER DOCUMENTS FILED BY RDSI WITH THE SEC, INCLUDING ANY AMENDMENTS OR SUPPLEMENTS ALSO FILED WITH THE SEC.  NEW CORE SHAREHOLDERS IN PARTICULAR SHOULD READ THE INFORMATION STATEMENT/PROXY STATEMENT CAREFULLY BEFORE MAKING A DECISION CONCERNING THE MERGER TRANSACTION.  Investors and shareholders may obtain a free copy of the Form 10 Registration Statement and the information statement/proxy statement — along with other filings containing information about Rurban, RDSI, New Core and the contemplated spin-off of RDSI from Rurban and the merger of RDSI and New Core — at the SEC’s website at http://www.sec.gov.   Copies of the Form 10 Registration Statement, including the information statement/proxy statement and any other exhibits and filings with the SEC incorporated by reference in such document, can also be obtained free of charge by directing a request to Rurban Financial Corp., 401 Clinton Street, Defiance, Ohio 43512; Attention: Ms. Valda Colbart, Investor Relations Officer; Telephone:  (419) 784-2759.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation, or sale is unlawful before registration or qualification of the securities under the securities laws of the jurisdiction.  The RDSI common shares to be issued to shareholders of New Core in the merger will not be registered under the Securities Act of 1933, as amended, in reliance upon an applicable exemption from registration requirements.  As a result, the RDSI common shares issued to shareholders of New Core in the merger may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

RURBAN FINANCIAL CORP.
CONSOLIDATED BALANCE SHEETS
December 31, 2009 and December 31, 2008

	December	December
	2009	2008
	(Unaudited)
ASSETS
Cash and due from banks	$24,824,785	$18,059,532
Federal funds sold	-	10,000,000
Cash and cash equivalents	24,824,785	28,059,532
Available-for-sale securities	105,083,112	102,606,475
Loans held for sale	16,857,648	3,824,499
Loans, net of unearned income	452,557,581	450,111,653
Allowance for loan losses	(7,030,178)	(5,020,197)
Premises and equipment, net	16,993,640	17,621,262
Purchased software	5,338,319	5,867,395
Federal Reserve and Federal Home Loan Bank Stock	3,748,250	4,244,100
Foreclosed assets held for sale, net	1,767,953	1,384,335
Accrued interest receivable	2,324,868	2,964,663
Goodwill	21,414,790	21,414,790
Core deposits and other intangibles	4,977,513	5,835,936
Cash value of life insurance	12,792,045	12,625,015
Other assets	11,398,776	6,079,451

Total assets	$673,049,102	$657,618,909

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits
Non interest bearing demand	$57,229,795	$52,242,626
Interest bearing NOW	87,511,973	73,123,095
Savings	43,321,364	34,563,566
Money Market	86,621,953	82,025,074
Time Deposits	216,557,067	242,266,223
Total deposits	491,242,152	484,220,584
Notes payable	2,146,776	1,000,000
Advances from Federal Home Loan Bank	35,266,510	36,646,854
Fed Funds Purchased	5,000,000	-
Repurchase Agreements	47,042,820	43,425,978
Trust preferred securities	20,620,000	20,620,000
Accrued interest payable	1,507,521	1,965,842
Other liabilities	8,515,668	8,077,647

Total liabilities	611,341,447	595,956,905

Shareholders' Equity
Common stock	12,568,583	12,568,583
Additional paid-in capital	15,186,042	15,042,781
Retained earnings	34,415,316	35,785,317
Accumulated other comprehensive income (loss)	1,307,025	(121,657)
Treasury stock	(1,769,311)	(1,613,020)

Total shareholders' equity	61,707,655	61,662,004

Total liabilities and shareholders' equity	$673,049,102	$657,618,909

RURBAN FINANCIAL CORP.
CONSOLIDATED STATEMENTS OF OPERATION - UNAUDITED

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2009	2008	2009	2008
Interest income
Loans
Taxable	$6,717,690	$6,905,698	$27,272,465	$27,473,302
Tax-exempt	19,503	20,934	91,294	84,878
Securities
Taxable	923,990	1,023,333	4,082,639	4,289,728
Tax-exempt	296,259	252,488	1,063,190	686,458
Other	10,064	3,655	81,562	134,079
Total interest income	7,967,506	8,206,108	32,591,150	32,668,445

Interest expense
Deposits	1,410,563	2,092,363	6,525,942	10,066,325
Other borrowings	43,395	9,216	134,943	53,008
Retail Repurchase Agreements	437,426	444,563	1,733,668	1,821,330
Federal Home Loan Bank advances	403,213	411,937	1,624,700	1,508,115
Trust preferred securities	388,272	418,017	1,573,293	1,691,792
Total interest expense	2,682,869	3,376,096	11,592,546	15,140,570

Net interest income	5,284,637	4,830,012	20,998,604	17,527,875

Provision for loan losses	3,546,056	138,179	5,738,098	689,567

Net interest income after provision for loan losses	1,738,581	4,691,833	15,260,506	16,838,308

Non-interest income
Data service fees	4,124,759	5,004,376	18,859,701	20,165,451
Trust fees	639,640	630,331	2,508,723	3,081,898
Customer service fees	684,241	591,053	2,607,985	2,416,093
Net gain on sales of loans	616,028	150,238	3,354,654	740,985
Net realized gain on sales of securities	482,729	-	960,320	-
Net proceeds from VISA IPO	-	-	-	132,106
Investment securities recoveries	-	-	-	197,487
Loan servicing fees	145,308	59,579	443,309	235,095
Gain (loss) on sale of assets	(39,342)	96,124	(134,732)	247,517
Other income	520,716	223,653	995,126	844,105
Total non-interest income	7,174,079	6,755,354	29,595,086	28,060,737

Non-interest expense
Salaries and employee benefits	5,389,940	4,204,104	21,034,671	17,318,103
Net occupancy expense	1,113,436	567,120	3,450,088	2,170,616
Equipment expense	2,109,715	1,562,031	7,463,352	6,308,564
Data processing fees	114,094	105,741	609,876	427,251
Professional fees	1,045,149	514,314	2,891,607	1,859,447
Marketing expense	202,130	246,770	857,727	831,727
Printing and office supplies	165,713	132,862	601,626	554,267
Telephone and communication	409,176	427,927	1,622,077	1,686,834
Postage and delivery expense	444,426	515,129	2,079,463	2,165,098
State, local and other taxes	23,426	382,670	724,546	985,503
Employee expense	340,662	277,730	1,151,438	1,084,028
Other expenses	738,426	629,611	2,647,018	2,165,175
Total non-interest expense	12,096,293	9,566,009	45,133,489	37,556,613

Income (loss) before income tax expense	(3,183,633)	1,881,178	(277,897)	7,342,432
Income tax expense (benefit)	(1,299,303)	553,159	(660,388)	2,125,193

Net income (loss)	$(1,884,330)	$1,328,019	$382,491	$5,217,239

Earnings (loss) per common share:
Basic	$(0.39)	$0.27	$0.07	$1.06
Diluted	$(0.39)	$0.27	$0.07	$1.06

RURBAN FINANCIAL CORP.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
(dollars in thousands except per share data)	2009	2008	2009	2008

EARNINGS
Net interest income	$5,285	$4,830	$20,999	$17,528
Provision for loan loss	$3,546	$138	$5,738	$690
Non-interest income	$7,174	$6,755	$29,595	$28,061
Revenue (net interest income plus non-interest income)	$12,459	$11,585	$50,594	$45,589
Non-interest expense	$12,096	$9,566	$45,133	$37,557
Net income (loss)	$(1,884)	$1,328	$382	$5,217

PER SHARE DATA
Basic earnings (loss) per share	$(0.39)	$0.27	$0.07	$1.06
Diluted earnings (loss) per share	$(0.39)	$0.27	$0.07	$1.06
Book value per share	$12.69	$12.63	$12.69	$12.63
Tangible book value per share	$6.96	$7.48	$6.96	$7.48
Cash dividend per share	$0.09	$0.09	$0.36	$0.34

PERFORMANCE RATIOS
Return on average assets	(1.11)%	0.88%	0.06%	0.91%
Return on average equity	(11.81)%	8.75%	0.60%	8.70%
Net interest margin (tax equivalent)	3.77%	3.83%	3.79%	3.53%
Net interest margin - banking group	3.97%	4.06%	4.00%	3.80%
Non-interest expense / Average assets	7.11%	6.31%	6.76%	6.53%
Efficiency Ratio - bank (non-GAAP)	71.16%	73.15%	74.15%	72.48%

MARKET DATA PER SHARE
Market value per share — Period end	$6.84	$7.60	$6.84	$7.60
Market as a % of book	54%	60%	54%	60%
Cash dividend yield	5.26%	4.74%	5.26%	4.47%
Period-end common shares outstanding (000)	4,862	4,881	4,862	4,881
Common stock market capitalization ($000)	$33,255	$37,099	$33,255	$37,099

CAPITAL & LIQUIDITY
Equity to assets	9.2%	9.4%	9.2%	9.4%
Period-end tangible equity to tangible assets	5.2%	5.8%	5.2%	5.8%
Total risk-based capital ratio (Estimate)	12.6%	13.2%	12.6%	13.2%

ASSET QUALITY
Net charge-offs / (Recoveries)	$2,547	$280	$3,826	$764
Net loan charge-offs (Ann.) / Average loans	2.19%	0.27%	0.84%	0.19%
Non-performing loans	$18,543	$5,178	$18,543	$5,178
OREO / OAOs	$1,775	$1,409	$1,775	$1,409
Non-performing assets	$20,319	$6,587	$20,319	$6,587
Non-performing assets / Total assets	3.02%	1.00%	3.02%	1.00%
Allowance for loan losses / Total loans	1.55%	1.12%	1.55%	1.12%
Allowance for loan losses / Non-performing Assets	34.6%	76.2%	34.6%	76.2%

END OF PERIOD BALANCES
Total loans, net of unearned income	$452,558	$450,112	$452,558	$450,112
Allowance for loan loss	$7,030	$5,020	$7,030	$5,020
Total assets	$673,049	$657,619	$673,049	$657,619
Deposits	$491,242	$484,221	$491,242	$484,221
Stockholders' equity	$61,708	$61,662	$61,708	$61,662
Full-time equivalent employees	315	306	315	306

AVERAGE BALANCES
Loans	$464,618	$412,222	$453,787	$401,770
Total earning assets	$577,263	$518,707	$570,070	$508,250
Total assets	$680,121	$606,655	$667,470	$575,491
Deposits	$499,317	$431,076	$489,527	$408,042
Stockholders' equity	$63,800	$60,686	$63,576	$59,964

RURBAN FINANCIAL CORP.
CONSOLIDATED FINANCIAL HIGHLIGHTS
(Unaudited)

	4th Qtr	3rd Qtr	2nd Qtr	1st Qtr	4th Qtr
(dollars in thousands except per share data)	2009	2009	2009	2009	2008

EARNINGS
Net interest income	$5,285	$5,337	$5,361	$5,016	$4,830
Provision for loan loss	$3,546	$898	$799	$495	$138
Non-interest income	$7,174	$7,076	$7,897	$7,448	$6,755
Revenue (net interest income plus non-interest income)	$12,459	$12,413	$13,258	$12,464	$11,585
Non-interest expense	$12,096	$11,454	$11,108	$10,475	$9,566
Net income (loss)	$(1,884)	$160	$1,003	$1,104	$1,328

PER SHARE DATA
Basic earnings (loss) per share	$(0.39)	$0.03	$0.20	$0.23	$0.27
Diluted earnings (loss) per share	$(0.39)	$0.03	$0.20	$0.23	$0.27
Book value per share	$12.69	$13.30	$13.04	$13.06	$12.63
Tangible book value per share	$6.96	$7.39	$7.24	$7.24	$7.06
Cash dividend per share	$0.09	$0.09	$0.09	$0.09	$0.09

PERFORMANCE RATIOS
Return on average assets	(1.11)%	0.10%	0.61%	0.66%	0.88%
Return on average equity	(11.81)%	1.00%	6.29%	7.04%	8.75%
Net interest margin (tax equivalent)	3.77%	3.87%	3.82%	3.67%	3.83%
Net interest margin (Bank Only)	3.97%	4.06%	4.04%	3.93%	4.06%
Non-interest expense / Average assets	7.11%	6.88%	6.71%	6.29%	6.31%
Efficiency Ratio - bank (non-GAAP)	71.16%	75.80%	72.67%	77.41%	73.15%

MARKET DATA PER SHARE
Market value per share — Period end	$6.84	$7.58	$7.75	$7.90	$7.60
Market as a % of book	54%	57%	59%	60%	60%
Cash dividend yield	5.26%	4.75%	4.65%	4.56%	4.74%
Period-end common shares outstanding (000)	4,862	4,862	4,864	4,871	4,881
Common stock market capitalization ($000)	$33,255	$36,852	$37,696	$38,484	$37,099

CAPITAL & LIQUIDITY
Equity to assets	9.2%	9.6%	9.6%	9.6%	9.4%
Period-end tangible equity to tangible assets	5.2%	5.6%	5.6%	5.5%	5.8%
Total risk-based capital ratio (Estimate)	12.6%	13.3%	13.7%	13.5%	13.2%

ASSET QUALITY
Net charge-offs / (Recoveries)	$2,547	$837	$275	$167	$280
Net loan charge-offs (Ann.) / Average loans	2.19%	0.73%	0.25%	0.15%	0.27%
Non-performing loans	$18,543	$9,646	$10,173	$9,163	$5,178
OREO / OAOs	$1,775	$1,748	$1,346	$1,426	$1,409
Non-performing assets	$20,319	$11,394	$11,519	$10,589	$6,587
Non-performing assets / Total assets	3.02%	1.69%	1.74%	1.59%	1.00%
Allowance for loan losses / Total loans	1.55%	1.32%	1.33%	1.23%	1.12%
Allowance for loan losses / Non-performing Assets	34.6%	52.1%	51.0%	50.5%	76.2%

END OF PERIOD BALANCES
Total loans, net of unearned income	$452,558	$448,393	$441,217	$434,052	$450,112
Allowance for loan loss	$7,030	$5,934	$5,873	$5,349	$5,020
Total assets	$673,049	$673,749	$661,545	$665,813	$657,619
Deposits	$491,242	$492,292	$472,994	$487,634	$484,221
Stockholders' equity	$61,708	$64,668	$63,413	$63,621	$61,662
Full-time equivalent employees	315	321	309	306	306

AVERAGE BALANCES
Loans	$464,618	$456,196	$448,677	$448,271	$412,222
Total earning assets	$577,263	$569,099	$575,240	$561,566	$518,707
Total assets	$680,121	$665,872	$662,589	$666,292	$606,655
Deposits	$499,317	$483,637	$483,882	$490,526	$431,076
Stockholders' equity	$63,800	$64,238	$63,823	$62,692	$60,686

Rurban Financial Corp.
Segment Reporting
Fourth Quarter Ended December 31, 2009
($ in Thousands)

	Total Banking	Data Processing	Parent Company and Other	Elimination Entries	Rurban Financial Corp.
Income Statement Measures
Interest Income	$8,004	$10	$-	$(46)	$7,968

Interest Expense	2,250	91	388	(46)	$2,683

Net Interest Income	5,754	(81)	(388)	-	$5,285

Provision For Loan Loss	3,546	-	-	-	$3,546

Non-interest Income	3,054	4,511	394	(785)	$7,174

Non-interest Expense	6,459	5,204	1,218	(785)	$12,096

Net Loss QTD	$(577)	$(509)	$(798)	$-	$(1,884)

Performance Measures
Average Assets -QTD	$659,674	$22,368	$85,392	$(87,313)	$680,121

ROAA	(0.35)%	(9.10)%	-	-	(1.11)%

Average Equity - QTD	$69,066	$13,969	$63,800	$(83,035)	$63,800

ROAE	(3.34)%	(14.57)%	-	-	(11.81)%

Efficiency Ratio - %	71.51%	-	-	-	95.36%

Average Loans - QTD	$464,982	$3,000	$-	$(3,364)	$464,618

Average Deposits - QTD	$500,231	$-	$-	$(914)	$499,317

Rurban Financial Corp.
Segment Reporting
Twelve Months Ended December 31, 2009
($ in Thousands)

	Total Banking	Data Processing	Parent Company and Other	Elimination Entries	Rurban Financial Corp.
Income Statement Measures
Interest Income	$32,641	$81	$1	$(132)	$32,591

Interest Expense	9,888	263	1,573	(132)	$11,592

Net Interest Income	22,753	(182)	(1,572)	-	$20,999

Provision For Loan Loss	5,738	-	-	-	$5,738

Non-interest Income	10,770	20,436	1,579	(3,190)	$29,595

Non-interest Expense	25,530	18,928	3,865	(3,190)	$45,133

Net Income YTD	$2,045	$875	$(2,537)	$-	$382

Performance Measures
Average Assets - YTD	$647,058	$21,947	$85,768	$(87,303)	$667,470

ROAA	0.32%	3.98%	-	-	0.06%

Average Equity - YTD	$67,885	$14,463	$63,576	$(82,348)	$63,576

ROAE	3.01%	6.05%	-	-	0.60%

Efficiency Ratio - %	74.25%	-	-	-	87.80%

Average Loans - YTD	$455,095	$2,077	$-	$(3,385)	$453,787

Average Deposits - YTD	$491,097	$-	$-	$(1,570)	$489,527

Rurban Financial Corp.
Proforma Performance Measurement
Quarterly Comparison - Fourth Quarter 2009
($ in Thousands)
	Total Banking	Data Processing	Parent Company and Other	Elimination Entries	Rurban Financial Corp.
Revenue
4Q09	$8,808	$4,430	$6	$(785)	$12,459
3Q09	$8,043	$5,159	$19	$(808)	$12,413
2Q09	$8,731	$5,316	$(19)	$(770)	$13,258
1Q09	$7,942	$5,348	$1	$(827)	$12,464
4Q08	$7,007	$5,381	$(18)	$(785)	$11,585
4th Quarter Comparison	$1,801	$(951)	$24	$-	$874

Non-interest Expenses
4Q09	$6,459	$5,204	$1,218	$(785)	$12,096
3Q09	$6,257	$5,145	$860	$(808)	$11,454
2Q09	$6,505	$4,394	$979	$(770)	$11,108
1Q09	$6,309	$4,185	$808	$(827)	$10,475
4Q08	$5,254	$4,299	$798	$(785)	$9,566
4th Quarter Comparison	$1,205	$905	$420	$-	$2,530

Net Income (loss)
4Q09	$(577)	$(509)	$(798)	$-	$(1,884)
3Q09	$712	$8	$(560)	$-	$160
2Q09	$1,048	$608	$(653)	$-	$1,003
1Q09	$863	$768	$(527)	$-	$1,104
4Q08	$1,146	$715	$(533)	$-	$1,328
4th Quarter Comparison	$(1,723)	$(1,224)	$(265)	$-	$(3,212)

Average Assets
4Q09	$659,674	$22,368	$85,392	$(87,313)	$680,121
3Q09	$644,116	$22,770	$86,418	$(87,432)	$665,872
2Q09	$641,939	$22,166	$86,005	$(87,521)	$662,589
1Q09	$645,365	$20,256	$85,313	$(84,642)	$666,292
4Q08	$596,469	$19,804	$82,775	$(92,393)	$606,655
4th Quarter Comparison	$63,205	$2,564	$2,617	$-	$73,466

ROAA
4Q09	(0.35)%	(9.10)%	-	-	(1.11)%
3Q09	0.44%	0.14%	-	-	0.10%
2Q09	0.65%	10.97%	-	-	0.61%
1Q09	0.53%	15.17%	-	-	0.66%
4Q08	0.77%	14.44%	-	-	0.88%
4th Quarter Comparison	(1.12)%	(23.54)%	-	-	(1.99)%

Average Equity
4Q09	$69,066	$13,969	$63,800	$(83,035)	$63,800
3Q09	$68,153	$14,723	$64,238	$(82,877)	$64,238
2Q09	$67,760	$14,674	$63,823	$(82,434)	$63,823
1Q09	$66,532	$14,529	$62,692	$(81,061)	$62,692
4Q08	$63,224	$15,816	$60,686	$(79,040)	$60,686
4th Quarter Comparison	$5,842	$(1,847)	$3,114	$-	$3,114

ROAE
4Q09	(3.34)%	(14.57)%	-	-	(11.81)%
3Q09	4.18%	0.22%	-	-	1.00%
2Q09	6.19%	16.57%	-	-	6.29%
1Q09	5.19%	21.14%	-	-	7.04%
4Q08	7.25%	18.08%	-	-	8.75%
4th Quarter Comparison	(10.59)%	(32.65)%	-	-	(20.56)%

Efficiency Ratio
4Q09	71.52%	116.27%	-	-	95.36%
3Q09	75.56%	98.67%	-	-	90.55%
2Q09	72.67%	81.49%	-	-	82.11%
1Q09	77.41%	77.48%	-	-	82.24%
4Q08	73.15%	73.15%	-	-	80.92%
4th Quarter Comparison	(1.63)%	43.12%	-	-	14.44%